                                                                    EXHIBIT 99.3

                             SUBSCRIPTION AGREEMENT
                                 FOR PURCHASE OF
                         EBANK FINANCIAL SERVICES, INC.
                          COMMON STOCK, $.01 PAR VALUE
                       PURSUANT TO THE OFFERING MEMORANDUM
                             DATED FEBRUARY 11, 2004

                    The Placement Agent for this Offering is:

                          JONES, BYRD & ATTKISSON, INC.

                   By mail, by overnight courier, by hand, or
                                 by facsimile:
                         EBANK FINANCIAL SERVICES, INC.
                        C/O JONES, BYRD & ATTKISSON, INC.
                              ATT'N: RON ATTKISSON
                        2839 PACES FERRY ROAD, SUITE 320
                             ATLANTA, GEORGIA 30339

          Telephone No.: (770) 431-6200; Facsimile No.: (770) 431-6211

                           ---------------------------

 DELIVERY OF THIS SUBSCRIPTION AGREEMENT TO AN ADDRESS OTHER THAN AS SET FORTH
           ABOVE WILL NOT CONSTITUTE A VALID SUBSCRIPTION FOR SHARES.

                           ---------------------------

During the first thirty (30) days of this Offering, subscriptions will be accepted only from existing shareholders, employees and directors of ebank Financial Services, Inc. If you are a holder of outstanding shares of either the Company's Common Stock or the Company's 8% cumulative convertible Series A preferred stock, please provide the information requested below in order to assist the Company and the Placement Agent in processing this Subscription
Agreement:

             INFORMATION TO BE PROVIDED BY HOLDERS OF COMMON STOCK
           (PLEASE NEATLY PRINT OR TYPE APPLICABLE INFORMATION IN THE
                            SPACES PROVIDED BELOW):


NAME(S) AND ADDRESS(ES) OF HOLDERS (PLEASE FILL IN EXACTLY      SHARE           NAME AND ADDRESS OF THE               NUMBER OF
  AS NAME(S) APPEAR(S) ON THE SHARE CERTIFICATE(S), OR ON    CERTIFICATE        BROKER THROUGH WHICH YOU              SHARES OF
   THE ACCOUNT THROUGH WHICH YOU HOLD THE SHARES IF YOU     NUMBER(S), IF        HOLD SHARES OF COMMON               COMMON STOCK
         DO NOT HOLD PHYSICAL STOCK CERTIFICATES):           APPLICABLE:         STOCK (IF APPLICABLE):                 OWNED:


Billy R. Jones                                                                                                          49,710




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      INFORMATION TO BE PROVIDED BY HOLDERS OF 8% SERIES A PREFERRED STOCK
           (PLEASE NEATLY PRINT OR TYPE APPLICABLE INFORMATION IN THE
                            SPACES PROVIDED BELOW):


 NAME(S) AND ADDRESS(ES) OF HOLDERS                  SHARE                NUMBER OF SHARES OF
(PLEASE FILL IN EXACTLY AS NAME(S) APPEAR(S)      CERTIFICATE         8% SERIES A PREFERRED STOCK
ON THE SHARE CERTIFICATE(S):                        NUMBER(S):                   OWNED:
Billy R. Jones                                        52/86                      200,000




IMPORTANT: If the subscriber has been assisted in completing this Subscription Agreement by a licensed broker or dealer, please provide the following information:


                                                                 ADDRESS (INCLUDING ZIP CODE) AND
NAME OF LICENSED BROKER OR DEALER:                            TELEPHONE NUMBER (INCLUDING AREA CODE):
---------------------------------                             --------------------------------------

         N/A
-----------------------------------------------------         -------------------------------------------------------

(NOTE:  Providing this information will entitle               -------------------------------------------------------
the broker or dealer named herein to receive
compensation equal to 4% of the subscription price            -------------------------------------------------------
for any shares issued upon the Company's acceptance           Phone:  (          )
of this Subscription Agreement, as described in
the Prospectus.)

IN ORDER TO SUBSCRIBE FOR SHARES PURSUANT TO THIS OFFERING, YOU MUST VALIDLY TENDER THIS COMPLETED SUBSCRIPTION AGREEMENT, TOGETHER WITH PAYMENT OF THE FULL PURCHASE PRICE FOR THE SHARES SUBSCRIBED, TO THE PLACEMENT AGENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE FOR THE OFFERING.

         IMPORTANT -- If payment of the subscription price is to be made by wire transfer, the following wire instructions should be used:

Account Name:          ebank Financial Services, Inc. Stock Subscription Account
Wire to:               The Bankers Bank of Georgia
                       Atlanta, GA
                       ABA Number: 061003415
                       Beneficiary Name: ebank
                       Beneficiary ABA: 0610-92057

For Further Credit To:
                       Customer Name:            ebank Financial Services, Inc.
                                                 Stock Subscription Account
                       Customer Account Number:  001-3005456

All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Prospectus of ebank Financial Services, Inc., a Georgia corporation (the "Company"), dated February 11, 2004.

THIS OFFERING IS NOT BEING MADE TO (NOR WILL SUBSCRIPTIONS FOR SHARES OF COMMON STOCK BE ACCEPTED FROM OR ON BEHALF OF) INVESTORS IN ANY JURISDICTION IN WHICH THIS OFFERING WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. IN ANY JURISDICTION WHERE THE SECURITIES, BLUE SKY OR OTHER LAWS REQUIRE THIS OFFERING TO BE MADE BY A LICENSED BROKER OR DEALER, THIS OFFERING WILL BE DEEMED TO BE MADE ON THE COMPANY'S BEHALF BY THE INFORMATION AGENT OR ONE OR MORE REGISTERED BROKERS OR DEALERS LICENSED UNDER THE LAWS OF THE JURISDICTION.



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


Your bank or broker can assist you in completing this form. The instructions included with this Subscription Agreement must be followed. Questions and requests for assistance and requests for additional copies of the Prospectus or the Subscription Agreement may be directed to the Placement Agent for the
Offering: Jones, Byrd & Attkisson, Inc., Att'n: Ron Attkisson, 2839 Paces Ferry Road, Suite 320, Atlanta, Georgia 30339, Telephone (770) 431-6200.

                     NOTE: SIGNATURES MUST BE PROVIDED BELOW

Ladies and Gentlemen:

A.   SUBSCRIPTION

By execution hereof, the undersigned (individually and collectively a "Subscriber"), intending to be legally bound, hereby applies to the Company, subject to the terms and conditions of this Subscription Agreement and of the offering (the "Offering") of the Company's common stock, $.01 par value per share (the "Common Stock") described in the ebank Financial Services, Inc. Prospectus dated as of February 11, 2004 (the "Prospectus"), for the purchase of the number of shares of Common Stock set forth below, at the price of $1.08 per share (the "Purchase Price"):


NUMBER OF SHARES OF COMMON STOCK                        TOTAL SUBSCRIPTION PRICE
SUBSCRIBED FOR UNDER THIS AGREEMENT:    1,000,000       (AT $1.08 PER SHARE OF COMMON STOCK):     $1,080,000
                                        ---------                                                  ---------


Enclosed with (or transmitted in connection with) this Subscription Agreement is my personal check, bank or cashier's check or wire transfer of funds made payable to ebank Financial Services, Inc. Subscription Account evidencing $1.08 for each share subscribed for, which funds are to be deposited by the Placement Agent into the Company's stock subscription account for the Offering as described in the Prospectus.

B.   SUBSCRIBER'S REPRESENTATIONS, WARRANTIES AND AGREEMENTS

The undersigned hereby represents and warrants to, and agrees with, the Company as follows:

     1. Receipt of Prospectus. In connection with the Company's offer of Common Stock, I represent and warrant that I am over the age of 21 years and that I have received a copy of the Prospectus, and that I am relying on no representations other than those set forth in the Prospectus. I understand that my purchase of ebank Financial Services, Inc.'s Common Stock involves significant risk, as described under "RISK FACTORS" in the Prospectus. I also understand that no federal or state agency has made any finding or determination regarding the fairness of the Company's offering of Common Stock, the accuracy or adequacy of the Prospectus, or any recommendation or endorsement concerning an investment in the Common Stock.

     2. Residency Declaration. I hereby represent and warrant that I am a resident of the State of Georgia (THE PRECEDING BLANK SHOULD BE FILLED IN BY THE SUBSCRIBER). I acknowledge that I am aware that this offering is being made only to legal residents of the States of Georgia, North Carolina, Ohio, Pennsylvania, South Carolina, Tennessee and Virginia, subject to the effective registration of the offering under the securities laws of each such state, and the Prospectus does not constitute an offer to sell securities to (nor will any subscriptions be accepted from) any person or organization that is not a valid resident of one of such States.

     3. Acceptance of Subscription; Company Discretion. I understand that this application to purchase shares is not binding on the Company and does not become a completed Subscription Agreement unless payment submitted herewith is promptly paid by the bank upon which it is drawn and until the offer is accepted by a duly authorized officer or agent of the Company. I understand and agree that the Company has, in its sole discretion, the right to allocate shares among Subscribers, and to accept or reject any or all of the offer to purchase shares represented hereby in accordance with the terms of the Offering as described in the Prospectus. I also understand and agree that, in the event that this application is not accepted (in whole or in part), or the Offering is

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


          terminated, funds paid under this Subscription Agreement and not applied to the purchase of Common Stock will be returned to me with no interest earned.

     4. Subscription Irrevocable; Non-Assignable. I understand that when this Subscription Agreement is executed and delivered, it is irrevocable and binding upon me, subject only to acceptance by the Company. When accepted by the Company, this Subscription Agreement shall bind the Subscriber and his successors and assigns, personal and legal representatives, and heirs to pay for all shares subscribed. I hereby acknowledge and agree that I am not entitled to assign or transfer this Subscription Agreement or any interest herein, nor am I entitled to cancel, terminate, or revoke this purchase offer or any of my representations, warranties or agreements hereunder. This Subscription Agreement shall survive the death, disability, or transfer of control of the Subscriber hereunder.

     5. Purchase for Subscriber's Account Only. The Subscriber represents, warrants, and covenants that he is offering this Subscription Agreement and will purchase the Common Stock solely for his own account and for the person(s) in whose name(s) such shares are to be registered (or in whose names a brokerage account is to be established) as set forth below.

     6. Indemnification and Arbitration. The Subscriber confirms that all information supplied by it is true, accurate, and complete, and shall constitute representations, warranties, and covenants which shall survive the execution, delivery, and acceptance of this Subscription Agreement and the issuance and delivery of the Common Stock to the Subscriber or his broker. The Subscriber recognizes that the offer to him of Common Stock in the Company was based upon such representations, warranties and covenants and hereby agrees to indemnify the Company and to hold it harmless against any and all liabilities, costs, or expenses (including reasonable attorneys' fees) arising by reason of, or in connection with, any misrepresentation or any breach of such representations, warranties or covenants by the undersigned. Further, in the event that any dispute were to arise in connection with this Agreement or with the undersigned's investment in the Company, the undersigned agrees, prior to seeking any other relief at law or equity, to submit the matter to binding arbitration in accordance with the rules of the National Association of Securities Dealers at a place to be designated by the Company.

C.   MISCELLANEOUS.

The undersigned understands that the delivery of this Subscription Agreement and the accompanying payment for shares is not effective, and the risk of loss of same does not pass to the Placement Agent, until receipt by the Placement Agent of this Subscription Agreement, or a facsimile hereof, properly completed and duly executed in form satisfactory to the Company. All questions as to the form of all documents and the validity of execution thereof will be determined by the Company, in its sole discretion, which determination shall be final and binding.

Headings used herein are for convenience of reference only and shall not be considered in construing the terms of this Subscription Agreement. This Subscription Agreement shall be governed by, and construed in accordance with, the laws of the State of Georgia.

Common Stock purchased by the undersigned shall be registered as listed below. In the absence of any contrary instructions, all shares subscribed by two or more individuals will be registered to such persons as joint tenants with rights of survivorship. (If certificates for shares are to be issued, or a brokerage account is to be established, in more than one name, please specify whether ownership is to be as tenants in common, joint tenants, etc. If certificates for shares are to be issued in the name of one person for the benefit of another, or in a person's Individual Retirement Account (or other qualifying retirement account), please indicate whether registration should be as trustee, custodian, or holder of an IRA/Retirement Account for each person, and if as trustee, please provide the full name and date of such trust.)



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


IN WITNESS WHEREOF, the undersigned, acting with full authority and capacity has executed, or caused to be executed, this Subscription Agreement as of the date and year set forth below.

Date:                          , 2004
     --------------------------

PLEASE PRINT OR TYPE THE EXACT SUBSCRIBER NAME(S) IN WHICH THE UNDERSIGNED DESIRES THE COMMON STOCK SUBSCRIBED FOR HEREBY TO BE REGISTERED:

Billy R. Jones
----------------------------------     -----------------------------------------
Printed or Typed Name                  Additional Printed or Typed Name
                                       (if applicable)


X /s/ Billy R. Jones                   X
----------------------------------     -----------------------------------------
Signature*                             Additional Signature* (if applicable)


----------------------------------     -----------------------------------------
Capacity in which Signing              Capacity in which Signing
(if applicable)                        (if applicable)


Address(es), Including Zip Code:

----------------------------------     -----------------------------------------

----------------------------------     -----------------------------------------

Area Code and Telephone Number(s):

----------------------------------     -----------------------------------------

[ ] Check this box and complete the following if you would like all or any of the shares for which you have subscribed to purchase above registered in the name of a person(s) other than the person(s) in whose name this Subscription Agreement has been executed above:



Register _____________ of the shares for which I have subscribed above in the following name(s):
        (No. of Shares)
Name(s):                                     Address(es):
        ----------------------------------               -----------------------------------------

        ----------------------------------               -----------------------------------------


*If joint tenancy, tenancy-by-the entirety, or tenants in common is desired, both names and signatures are required; if a corporation the Subscription Agreement must be executed by its chief executive; if a trust, this Subscription Agreement must be signed by all of the trustees; if a partnership, then this Subscription Agreement must be signed by the general partner; and if a limited liability company, then this Subscription Agreement must be signed by the manager.

Please indicate by check mark in the appropriate box below the form of ownership the desired for the Common Stock:


[_] Individual             [_] Tenants in Common              [_] Joint Tenants with Rights of Survivorship
[_] Trustee                [_] Custodian                      [_] Beneficiary of IRA/Retirement Account
[_] Corporation            [_] Partnership                    [_] Other __________________________
===============================================================================================
                              (This area for Company use only)


Accepted as of this 19th day of March_________________, 2004, as to 1,000,000
shares of Common Stock.

         EBANK FINANCIAL SERVICES, INC.

By:      /s/ Wayne W. Byers
         --------------------------------------------
         (Signature)

Name:    Wayne W. Byers
         --------------------------------------------

Title:   CFO
         --------------------------------------------
================================================================================
                 IMPORTANT: COMPLETE SUBSTITUTE FORM W-9 HEREIN
                TO PROVIDE TAXPAYER IDENTIFICATION NUMBER(S) AND
                         ADDITIONAL REQUIRED INFORMAITON


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